Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the Water Pik Technologies, Inc. Retirement Plan of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Water Pik Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


 /s/ Ernst & Young LLP




Woodland Hills, California
August 16, 2000